Exhibit 5.2
VALERO ENERGY CORPORATION
June 2, 2009
Valero Energy Corporation
One Valero Way
San Antonio, Texas 78249
Ladies and Gentlemen:
     I am Senior Vice President — Corporate Law and Corporate Secretary of Valero Energy Corporation, a Delaware corporation (“Valero”), and am acting as Valero’s counsel in connection with the offering of Valero’s common stock, par value $0.01 per share (the “Common Stock”) which Valero may offer, issue and sell from time to time.
     Concurrently with the delivery of this letter Valero is filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) a post-effective amendment (the “Post-Effective Amendment”), which amends its registration statement on Form S-3 ASR (Registration No. 333-157867) (as amended by the Post-Effective Amendment, the “Registration Statement”), relating to the offering and sale of Common Stock under the Securities Act’s Rule 415.
     In furnishing this opinion, I or members of my staff have examined, among other agreements, instruments and documents, and relied without investigation as to matters of fact upon, the following: (a) Valero’s restated certificate of incorporation and by-laws, each as amended through the date of this letter (the “Charter Documents”), (b) the Registration Statement and its exhibits and (c) the originals, or copies certified or otherwise identified, of corporate records of Valero, including minute books of Valero, certificates of public officials and of representatives of Valero, statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.
     In connection with this opinion, I have assumed:
     (a)     the genuineness of all signatures on all documents examined by me, and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies;
     (b)     the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act;
     (c)     Valero will have prepared and filed with the SEC under the Securities Act a prospectus supplement which describes the Common Stock offered thereby;

     (d)     Valero will have offered, issued and sold the Common Stock in the manner the Registration Statement and the relevant prospectus supplement describe and otherwise in compliance with all applicable federal and state securities laws;
     (e)     the board of directors of Valero or any committee of one or more members of that board which that board has duly designated in accordance with the Charter Documents and applicable Delaware law (that board or any such committee being the “Board”) will have taken all corporate action necessary to:
               (1)     authorize the issuance of the Common Stock; and
               (2)     approve the terms of the offering and sale of the Common Stock;
     (f)     a definitive purchase, underwriting or similar agreement with respect to the Common Stock will have been duly authorized and validly executed and delivered by Valero and the other parties thereto (the “Purchase Agreement”);
     (g)     the Common Stock will be delivered in accordance with the provisions of the Purchase Agreement approved by the Board upon receipt of the consideration therein provided (which will not be less than the par value of the shares of Common Stock); and
     (h)     certificates representing shares of Common Stock will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of Valero, in each case in accordance with the Charter Documents, and there will be sufficient shares of Common Stock authorized under the Charter Documents and not otherwise reserved for issuance.
     Based upon and subject to the foregoing, I am of the opinion that:
     1.     Valero is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.
     2.     The shares of Common Stock will, when issued, have been duly authorized and validly issued and will be fully paid and non-assessable.
     The opinions set forth above are limited in all respects to matters of Texas law, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States, each as in effect on the date hereof, and in each case, exclusive of municipal, local and county ordinances, laws, rules and regulations. At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement. Additionally, I hereby consent to the reference to me under the caption “Legal Matters” in the Registration Statement. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the SEC’s rules and regulations promulgated thereunder.
Very truly yours,
/s/ Jay D. Browning

Jay D. Browning